UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 4, 2022

Date of Report (Date of earliest event reported)

PETVIVO HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-55167	99-0363559
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5251 Edina Industrial Blvd. Edina, Minnesota	55349
(Address of principal executive offices)	(Zip Code)

(952) 405-6216

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	PETV	Nasdaq Stock Market, Inc.
Warrants	PETVW	Nasdaq Stock Market, Inc.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On May 4, 2022, the Compensation Committee of the Board of Directors of PetVivo Holdings, Inc. (the “Company”) approved cash bonus payments to the Company’s executive officers for their performance in the Company’s fiscal year end March 31, 2022. The Compensation Committee approved bonus payments in the following amounts: John Lai, the Company’s Chief Executive Officer and President- $20,000; Robert Folkes, the Company’s Chief Financial Officer - $100,000; Randall Meyer, the Company’s Chief Operating Officer - $30,000 and John Dolan, Chief Business Development Officer, General Counsel and Secretary - $20,000. The Company will pay these bonuses to its executive officers after it files its Annual Report on Form 10-K for its fiscal year ended March 31, 2022 with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PETVIVO HOLDINGS, INC.

Date: May 9, 2022	By:	/s/ John Lai
	Name:	John Lai
	Title:	Chief Executive Officer and President